Exhibit 99.1

PHOTOMEDEX AGREES TO AMENDED FORBEARANCE AGREEMENT WITH SECURED CREDITORS, ENGAGES CANACCORD GENUITY TO EVALUATE STRATEGIC ALTERNATIVES

HORSHAM, Pa.--(BUSINESS WIRE)--November 4, 2014--PhotoMedex, Inc. (NasdaqGS and TASE: PHMD) announces the Company has entered into an Amended and Restated Forbearance Agreement (the "Amended Forbearance Agreement") with respect to its Credit Agreement dated May 12, 2014 and the Initial Forbearance Agreement dated August 25, 2014 by and among PhotoMedex, Inc. as borrower and the Lenders as parties thereto, and JPMorgan Chase Bank, N.A. (the "Administrative Agent"), acting on behalf of secured creditors as the administrative agent.

Subject to the terms of the Amended Forbearance Agreement, for a period until February 28, 2015 (the "Forbearance Period"), the Administrative Agent will forbear from exercising any remedies relating to specified defaults by the Company under the Credit Agreement. During the Forbearance Period, the Company has agreed to abide by certain additional reporting requirements, restrictions on certain affiliate transfers, retention of an investment bank to pursue options in connection with refinancing the Company's secured debt as well as other terms and conditions detailed in a Form 8-K filed with the SEC.

The Company also announces it has retained Canaccord Genuity Inc. to evaluate strategic alternatives with the objective of enhancing stakeholder value, including assisting the Company in the refinancing of its debt. The Board of Directors intends to consider the full range of available options.  There can be no assurance that any specific transaction will be pursued or completed. There are certain milestone obligations contained in the Amended Forbearance Agreement in connection with the process of obtaining a new credit facility.  The Company does not intend to disclose developments with respect to those milestone obligations or the progress of its strategic alternatives review process until such time as the Board of Directors approves, or the Company completes, one or more transactions or otherwise deems further disclosure appropriate.

About Canaccord Genuity Inc.

Canaccord Genuity Inc. is the global capital markets division of Canaccord Genuity Group Inc. (TSX: CF, LSE: CF.), offering institutional and corporate clients idea-driven investment banking, merger and acquisition, research, sales and trading services from offices in 10 countries worldwide. Our team of nearly 1,000 capital markets and advisory professionals has industry and transactional expertise in 18 key sectors of the global economy. We are committed to providing valued services to our clients throughout the entire lifecycle of their business and operating as a gold standard independent investment bank – expansive in resources and reach, but targeted in industry expertise, market focus and individual client attention.

More information is available at www.canaccordgenuity.com.

About PhotoMedex

PhotoMedex, Inc. is a Global Health products and services company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians, ophthalmologists, optometrists, consumers and patients. The Company provides proprietary products and services that address skin conditions including psoriasis, vitiligo, acne, actinic keratosis, photo damage and unwanted hair, as well as fixed-site laser vision correction services at our LasikPlus® vision centers. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. PhotoMedex sells home-use devices under the no!no!™ brand for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas. PhotoMedex further expanded its base through the acquisition of LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand.  LCA-Vision operates 60 LasikPlus® vision centers in the U.S., including 51 full-service LasikPlus® fixed-site laser vision correction centers and nine pre- and post-operative LasikPlus® satellite centers. LCA-Vision has performed more than 1.3 million procedures since FDA approval of photorefractive keratectomy (PRK) in late 1995.

SAFE HARBOR STATEMENT

This press release contains forward looking statements, including, but not limited to statements relating to PhotoMedex’s future financial performance, strategies, potential sales and earnings growth. Some portions of this release, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors.   All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth.  These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements.  The Company cautions readers not to rely on these forward-looking statements.  All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement.  The Company anticipates that subsequent events and developments will cause its views to change.  The information contained in this conference call speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
or
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com